

<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
December 31, 1997 and the related Statements of Consolidated Operations,
Retained Earnings (Deficit) and Cash Flows for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000022606
<NAME>     Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<BOOK-VALUE>    PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   16,778,288
<OTHER-PROPERTY-AND-INVEST>                  1,943,304
<TOTAL-CURRENT-ASSETS>                       1,740,318
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               1,996,493
<TOTAL-ASSETS>                              22,458,403
<COMMON>                                     2,677,851
<CAPITAL-SURPLUS-PAID-IN>                    2,207,759
<RETAINED-EARNINGS>                           (19,172)
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,866,438
<PREFERRED-MANDATORY>                          174,328
<PREFERRED>                                    507,053
<LONG-TERM-DEBT-NET>                         5,562,883<F2>
<SHORT-TERM-NOTES>                               8,150
<LONG-TERM-NOTES-PAYABLE>                            0<F2>
<COMMERCIAL-PAPER-OBLIGATIONS>                 150,000
<LONG-TERM-DEBT-CURRENT-PORT>                  501,445
<PREFERRED-STOCK-CURRENT>                       30,688
<CAPITAL-LEASE-OBLIGATIONS>                    437,950
<LEASES-CURRENT>                               113,817
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,105,651<F3>
<TOT-CAPITALIZATION-AND-LIAB>               22,458,403
<GROSS-OPERATING-REVENUE>                    7,073,088
<INCOME-TAX-EXPENSE>                         (100,348)<F4>
<OTHER-OPERATING-EXPENSES>                   5,843,998
<TOTAL-OPERATING-EXPENSES>                   6,151,274
<OPERATING-INCOME-LOSS>                        921,814
<OTHER-INCOME-NET>                         (1,615,547)<F4><F5><F6>
<INCOME-BEFORE-INTEREST-EXPEN>               (286,109)<F6>
<TOTAL-INTEREST-EXPENSE>                       487,664
<NET-INCOME>                                 (773,773)<F6>
<PREFERRED-STOCK-DIVIDENDS>                     60,486
<EARNINGS-AVAILABLE-FOR-COMM>                (834,259)<F6>
<COMMON-STOCK-DIVIDENDS>                       342,763
<TOTAL-INTEREST-ON-BONDS>                            0<F7>
<CASH-FLOW-OPERATIONS>                       1,988,110
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> $826,898 thousand of notes is included in LONG-TERM-DEBT-NET.
<F3> Includes $350,000 thousand of company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the company's subordinated debt securities.
<F4> A tax benefit of $407,624 thousand related to nonoperating activities, primarily deferred income taxes for 1997, is included in INCOME-TAX-
     EXPENSE.
<F5> Includes $28,860 thousand of provision for preferred securities dividends of subsidiary trusts.
<F6> Includes an extraordinary loss, net of income taxes, of $810,335 thousand and the positive impact of a cumulative effect of a change in accounting principle of $196,700 thousand.
<F7> This item is not disclosed as a separate line item on The Statement of
     Consolidated Operations.


